UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2011

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	0-24724

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 28, 2011, Heartland Financial USA, Inc. (the “Company”) entered into a letter agreement (the “Warrant Letter Agreement”) between the Company and the United States Department of the Treasury (“Treasury”). Pursuant to the Warrant Letter Agreement, the Company repurchased from Treasury a warrant to purchase 609,687 shares of the Company's common stock, $1.00 par value per share, at an exercise price of $20.10 per share (the “Warrant”), issued to Treasury on December 19, 2008, in connection with the Company's participation in the TARP Capital Purchase Program. The Company paid an aggregate purchase price of $1,800,000 for the repurchase of the Warrant, which has been canceled. The Warrant Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 8.01.    Other Events.
On September 28, 2011, the Company issued a press release regarding the repurchase of the Warrant. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Warrant Letter Agreement, dated September 28, 2011, between the Company and Treasury, with respect to the repurchase of the Warrant.

99.1	Press Release issued by the Company, dated September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: September 28. 2011	By: /s/ John K. Schmidt
Executive Vice President, Chief Operating
Officer & Chief Financial Officer